SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

VOCODIA HOLDINGS CORP

(Exact name of the registrant as specified in its charter)

Wyoming	001-41963	86-3519415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Congress Avenue, Suite #160, Boca Raton, Florida 33487

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 484-5234

Not applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Stock	VHAI	N/A
Series A Warrants	VHAIIW	N/A
Series B Warrants	VHAIBW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 and 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As reported on Form 8-K filed with the SEC on August 5, 2024, on August 2, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors (the “Buyers”) for the sale of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and Series D Preferred Stock, par value $0.0001 (the “Series D Preferred Stock”). On September 17, 2024, pursuant to section 8 of the SPA, the Buyers and the Company have terminated the SPA and any and all obligations therein for both the Company and the Buyers under the SPA and any related transaction documents.

Additionally, given that the Series D Preferred Stock had already been issued to the Buyers pursuant to section 1(b)(i) of the SPA, the Company has exercised its right pursuant to section 9 of the Certificate of Designation of the Series D Preferred Stock and the Board of Directors of the Company has approved the redemption of all of the 20,000 outstanding shares of Series D Preferred Stock for their stated value of $0.0001 per share.

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers

On September 16, 2024, Scott Silverman resigned from his position as Chief Financial Officer of Vocodia Holdings Corp. (the “Company”). To this end the Company and Mr. Silverman, in his capacity as Chief Executive Officer of Thornhill Advisory Group Inc. (f/k/a EverAsia Financial Group Inc.) (“Thornhill Advisory”), entered into a termination agreement dated September 16, 2024 (the “Termination Agreement”) to terminate the Financial Advisory Services Agreement dated November 2, 2023, as amended on January 7, 2024, between the Company and EverAsia Financial Group Inc.

Pursuant to the Termination Agreement, the Company will pay Thornhill Advisory a Termination Payment of $80,000 in four equal installments beginning on October 1, 2024, with each subsequent installment to be paid on the first business day of every subsequent month until the balance has been paid in full (the “Termination Payment”). The Termination Payment will become payable in full within five (5) business days after the receipt of net proceeds (after expenses and applicable taxes) of at least eighty thousand dollars ($80,000) from any public or private placement of Vocodia’s securities or any other capital-raising financing of equity, equity-linked or debt securities of Vocodia. Additionally, the Company has agreed to compensate Thornhill Advisory for its fees and expense due through September 30, 2024, in the amount of $22,000, payable upon the Company’s receipt of net proceeds of at least $75,000 from any public or private placement of Vocodia’s securities or any other capital-raising financing of equity, equity-linked or debt securities of Vocodia or October 15, 2024. Thornhill Advisory and Mr. Silverman have agreed to continue to provide services until the earlier of the Company hiring, engaging or naming a new Chief Financial Officer, or September 30, 2024, as well as assisting with the filing of the Form 10-Q for the period ending September 30, 2024. Mr. Silverman’s resignation as Chief Financial Officer was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including accounting principles and practices.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as an exhibit to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Termination Agreement dated September 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

Date: September 18, 2024	By:	/s/ Brian Podolak
Brian Podolak
Chief Executive Officer

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